Exhibit 99.1

NovaDel Reports Financial Results for the Year Ended December 31, 2008

Flemington, NJ – March 30, 2009 - NovaDel Pharma Inc. (NYSE Amex LLC: NVD), a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed treatments, today reported financial results for the year ended December 31, 2008. For the year ended December 31, 2008, the Company reported a net loss of $9.6 million, or $0.16 cents per share, compared to a net loss of $17.0 million, or $0.29 cents per share, for the year ended December 31, 2007. Cash and cash equivalents totaled $4.3 million at December 31, 2008.

On March 30, the Company filed with the SEC its Annual Report on Form 10-K, which included an audit opinion with a “going concern” explanatory paragraph. The going-concern explanatory paragraph from NovaDel’s independent registered public accounting firm expressed substantial doubt, based upon current financial resources, as to whether NovaDel can continue to meet its obligations beyond 2009 without access to additional working capital. The Company discusses this matter, including its plans to address future financing needs, in its Annual Report on Form 10-K.

Financial Results

Total revenues for the full year 2008 were $361,000, as compared to $469,000 for the year ended December 31, 2007. The decrease was primarily due to a milestone payment received in the year ended December 31, 2007 from our license agreement with Velcera Pharmaceuticals.

Research and development expenses decreased from $11.9 million for the year ended December 31, 2007 to $3.9 million for the year ended December 31, 2008. The decrease was primarily attributable to lower expenses in the year ended December 31, 2008 related to the Company’s New Drug Application (NDA) for Zolpimist™ indicated for the treatment of insomnia which was approved by the FDA on December 19, 2008. The Company has significantly reduced clinical development activities on its product candidate pipeline, such that it has limited its expenditures primarily to those required to support its two approved products NitroMist™ and Zolpimist™ and minor expenditures to support formulation development activities for certain other products. Consulting, selling, general and administrative expenses decreased to $4.7 million for the year ended December 31, 2008, as compared to $6.7 million for the year ended December 31, 2007 as we continued our efforts to manage our costs. Total operating expenses for the year ended December 31, 2008 were $9.0 million, as compared to $18.7 million for the year ended December 31, 2007.

Interest income for the year decreased from $632,000 for the year ended December 31, 2007, to $137,000 for the year ended December 31, 2008, as a result of significantly lower balances of cash and cash equivalents. Interest expense for the year ended December 31, 2008 was $1,868,000, of which $1,837,000 related to the convertible notes that were issued during 2008. This included $1,498,000 related to the amortization of the debt discount related to the beneficial conversion feature and fair value of the warrants, as well as $213,000 related to the amortization of the deferred financing costs. Income tax benefit for 2008 and 2007 reflects proceeds from the sale of state net operating losses.

ABOUT NOVADEL PHARMA

NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed drugs. The Company’s proprietary technology offers, in comparison to conventional oral dosage forms, the potential for faster absorption of drugs into the bloodstream leading to quicker onset of therapeutic effects and possibly reduced first pass liver metabolism, which may result in lower doses. Oral sprays eliminate the requirement for water or the need to swallow, potentially improving patient convenience and adherence.

NovaDel’s oral spray technology is focused on addressing unmet medical needs for a broad array of existing and future pharmaceutical products. The Company’s most advanced oral spray candidates target angina, nausea, insomnia, migraine headaches and disorders of the central nervous system. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (NYSE Amex LLC: NVD), visit our website at www.novadel.com.

FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain FDA and other regulatory approvals for products under development and the acceptance in the marketplace for oral spray products. The filing of an NDA with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. In addition, our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any of our products could materially impact the Company's actual results. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report on Form 10-K and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

For more detailed information regarding NovaDel’s 2008 financial results and its product pipeline, please review the Company’s SEC filings on Form 10-K at the Investor Relations section of www.novadel.com.

CONTACTS:

Deni M. Zodda, Ph.D.

(908) 782-3431 ext. 2424

Beginning April 1, 2009, Interim Chief Financial Officer

NovaDel Pharma Inc.

dzodda@novadel.com

NOVADEL PHARMA INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

	Year Ended
	December 31, 2008	December 31, 2007

License Fees and Milestone Payments Earned from Related Parties	$361,000	$469,000

Research and Development Expenses	3,878,000	11,940,000
Consulting, Selling, General and Administrative Expenses	4,722,000	6,716,000
Loss on Assets Held for Sale	351,000	—

Total Operating Expenses	8,951,000	18,656,000

Loss From Operations	(8,590,000)	(18,187,000)

Other Loss, net	—	(66,000)

Interest Expense	(1,868,000)	—

Interest Income, net	137,000	632,000

Loss Before Income Tax Benefit	(10,321,000)	(17,621,000)

Income Tax Benefit	(735,000)	(658,000)

Net Loss	$(9,586,000)	$(16,963,000)

Basic and Diluted Loss Per Common Share	$(0.16)	$(0.29)

Weighted Average Number of Common Shares Used in Computation of Basic and Diluted Loss Per Common Share	59,592,000	59,497,000

NOVADEL PHARMA INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2008 AND DECEMBER 31, 2007

ASSETS	December 31, 2008	December 31, 2007
Current Assets:
Cash and cash equivalents	$4,328,000	$6,384,000
Assets held for sale	299,000	492,000
Deferred financing costs, net of accumulated amortization of $213,000	25,000	—
Prepaid expenses and other current assets	958,000	1,146,000

Total Current Assets	5,610,000	8,022,000
Property and equipment, net	1,447,000	1,972,000
Other assets	259,000	369,000

TOTAL ASSETS	$7,316,000	$10,363,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Secured convertible notes payable, net of accumulated debt discount of $403,000	$3,597,000	$—
Accounts payable	654,000	1,632,000
Accrued expenses and other current liabilities	924,000	2,267,000
Current portion of deferred revenue	266,000	148,000
Current portion of capitalized lease obligations	122,000	164,000
Total Current Liabilities	5,563,000	4,211,000

Non-current portion of deferred revenue	4,468,000	1,830,000
Non-current portion of capitalized lease obligations	26,000	148,000

Total Liabilities	10,057,000	6,189,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value:
Authorized 1,000,000 shares, none issued	—	—
Common stock, $.001 par value:
Authorized 200,000,000 shares, Issued 60,692,260 and 59,592,260 shares at December 31, 2008 and December 31, 2007, respectively	60,000	59,000
Additional paid-in capital	72,034,000	69,364,000
Accumulated deficit	(74,829,000)	(65,243,000)
Less: Treasury stock, at cost, 3,012 shares	(6,000)	(6,000)

Total Stockholders’ Equity	(2,741,000)	4,174,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,316,000	$10,363,000